Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fresh Promise Foods, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Kevin P. Quirk, Principal Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Annual Report on Form 10-K for the year ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended December 31, 2013 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2014	By:	/s/ Kevin P. Quirk
Kevin P. Quirk
Principal Executive Officer
Fresh Promise Foods, Inc.